                                                                    EXHIBIT 23.2





                        INDEPENDENT AUDITORS' CONSENT



The Board of Directors of
UCAR International Inc.



         We consent to incorporation by reference in this Registration Statement on Form S-3 of UCAR International Inc. of our report relating to the consolidated financial statements of UCAR International Inc. and Subsidiaries, which report appears on Page 65 of the UCAR International Inc. Annual Report on Form 10-K for the year ended December 31, 1998.

Our report on the consolidated financial statements refers to a change in 1998 to the FIFO method of valuing certain U.S. inventory.



                                                /s/ KPMG LLP


Nashville, Tennessee
July 1, 1999